Walmart Outlines Plan to Win with Customers, including E-commerce Acceleration, at Meeting for Investment Community Today

•	The company reiterates fiscal year 2017 GAAP EPS guidance of $4.29 to $4.49, or adjusted EPS[1] guidance of $4.15 to $4.35.

•	For fiscal year 2018, the company expects GAAP EPS to be relatively flat to fiscal year 2017 adjusted EPS[1].

•	Capital investments are expected to be approximately $11.0 billion for fiscal year 2018.

BENTONVILLE, Ark., Oct. 6, 2016 - At its 2016 Investment Community Meeting today, Wal-Mart Stores, Inc. (NYSE: WMT) will outline the company’s strategic framework to grow by serving customers across all channels, creating a seamless shopping experience. The company is also sharing select guidance information along with its capital expenditure estimates for the next fiscal year.

Walmart President and CEO Doug McMillon will outline four key areas of focus to drive continued success:

•	Make every day easier for busy families;

•	Operate with discipline, including a continued focus on expense management;

•	Be the most trusted retailer; and

•	Deliver results and position the company to win.

McMillon noted ongoing success will be driven by a number of factors. These include continued momentum in the U.S. business; solid growth in key international markets, including Mexico, and Canada; a sharpened focus in China; and e-commerce investments.

“We are encouraged by the progress we’re seeing across our business and we’re moving with speed to position the company to win the future of retail. Our customers want us to run great stores, provide a great e-commerce experience and find ways to save them money and time seamlessly - so that’s what we’re doing,” McMillon said.

Walmart CFO Brett Biggs will outline the company’s financial framework to deliver strong, efficient growth, operate with discipline and allocate capital strategically to drive long-term shareholder value. The company will rely more on comp sales and e-commerce growth to drive the top line and plans to slow new-store openings, while increasing investments in e-commerce, technology, store remodels and other customer initiatives.

Biggs added, “I’m pleased with the momentum in our business. We have the financial strength to strategically invest in growth, while returning significant cash to shareholders in the form of dividends and share repurchases.”

1 See additional information at the end of this release regarding a non-GAAP financial measure

Select guidance (assumes September 2016 currency exchange rates)

•
For fiscal year 2018, the company expects GAAP EPS to be relatively flat to fiscal year 2017 adjusted EPS[1]. The company expects continued momentum in its store business. Incremental U.S. e-commerce operating investments, including Jet.com, are expected to accelerate e-commerce growth.

•	For fiscal year 2019, the company expects EPS growth to be approximately 5%.

•	Walmart currently has $11.7 billion remaining on its $20 billion share buyback authorization approved in October 2015 and currently expects to complete this buyback around the end of fiscal year 2018.

•
Walmart’s capital expenditure plan is expected to be approximately $11.0 billion in fiscal year 2018 as the company moderates new store openings, accelerates the pace of remodels and invests in e-commerce and digital initiatives.

•	The company remains on track to generate approximately $80 billion in operating cash flow from fiscal year 2017 through fiscal year 2019.

Capital expenditure details
Projected capital expenditures and unit growth are as follows and exclude the impact of acquisitions, if any:

Capital Expenditure Detail (U.S.$ billions)
Segment	FY 16 Actual	FY 17[2] Projected	FY 18[2] Projected
Walmart U.S.	$6.8	$6.4	$6.1
International	$2.9	$2.8	$3.0
Sam’s Club	$0.7	$0.6	$0.7
Total segments	$10.4	$9.8	$9.8
Corporate & support	$1.1	$1.2	$1.2
Total	$11.5	$11.0	$11.0

Total Unit Growth (includes new, expanded and relocated units )
Segment	FY 16 Actual	FY 17[2] Projected	FY 18[2] Projected
Supercenters	69	60	35
Small format stores	161	70	20
Total Walmart U.S.	230	130	55
International	228	190 - 210	190 - 220
Sam’s Club U.S.	13	11	4
Total	471	331 - 351	249 - 279

1 See additional information at the end of this release regarding a non-GAAP financial measure
2 Numbers are approximate

About Walmart
Wal-Mart Stores, Inc. (NYSE: WMT) helps people around the world save money and live better - anytime and anywhere - in retail stores, online, and through their mobile devices. Each week, nearly 260 million customers and members visit our 11,539 stores under 63 banners in 28 countries and e-commerce websites in 11 countries. With fiscal year 2016 revenue of $482 billion, Walmart employs more than 2.3 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity. Additional information about Walmart can be found by visiting http://corporate.walmart.com on Facebook at http://facebook.com/walmart and on Twitter at http://twitter.com/walmart. Online merchandise sales are available at http://www.walmart.com and http://www.samsclub.com.

For Immediate Release

Investor Relations Contact
Steve Schmitt
479-258-7172

Media Relations Contact
Randy Hargrove
800-331-0085

Forward-Looking Statements
This release contains certain forward-looking statements that are intended to enjoy the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding guidance, forecasts and expectations of Walmart’s management of or for:

•	Adjusted earnings per share and earnings per share for fiscal 2017 and fiscal 2018;

•	Earnings per share for fiscal 2019;

•	Continued momentum in Walmart’s store business and acceleration of e-commerce growth from incremental U.S. e-commerce operating investments;

•	Completion of Walmart’s $20 billion share buyback authorization and the timing of such completion;

•	Capital expenditures, by segment and in total, for fiscal 2017 and fiscal 2018;

•	Total unit growth, for Walmart U.S. by format and for Walmart International and Sam’s Club U.S., for fiscal 2017 and fiscal 2018;

•	The moderation of Walmart’s new store openings, acceleration of the pace of remodels and investments in e-commerce and digital initiatives;

•	Operating cash flow to be generated from fiscal 2017 through fiscal 2019;

•
Ongoing success being driven by a number of factors, including continued momentum in the U.S. business; solid growth in key international markets; a sharpened focus in China; and e-commerce investments;

•	Greater reliance on comp sales and e-commerce growth to drive the top line and plans to slow new-store openings, while increasing investment in e-commerce, technology and store remodels; and

•	Strategic investments in growth while returning significant cash to shareholders in the form of dividends and share repurchases.

Walmart's actual results may differ materially from the guidance, projections, estimates and expectations discussed in or implied by such forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors, whether globally or in one or more of the markets in which we operate, including:

•	economic, geo-political, capital markets and business conditions, trends and events around the world and in the markets in which Walmart operates;

•	currency exchange rate fluctuations, changes in market interest rates and commodity prices;

•	unemployment levels;

•	competitive pressures;

•	inflation or deflation, generally and in particular product categories;

•	consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise;

•	consumer enrollment in health and drug insurance programs and such programs' reimbursement rates;

•	the amount of Walmart's net sales denominated in the U.S. dollar and various foreign currencies;

•	the financial performance of Walmart and each of its segments;

•
Walmart's effective tax rate and factors affecting Walmart's effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations;

•	customer traffic and average ticket in Walmart's stores and clubs and on its e-commerce websites;

•	the mix of merchandise Walmart sells, the cost of goods it sells and the shrinkage it experiences;

•	the amount of Walmart's total sales and operating expenses in the various markets in which it operates;

•	transportation, energy and utility costs and the selling prices of gasoline and diesel fuel;

•	supply chain disruptions and disruptions in seasonal buying patterns;

•	consumer acceptance of and response to Walmart's stores, clubs, e-commerce websites, mobile apps, initiatives, programs and merchandise offerings;

•	cyber security events affecting Walmart and related costs;

•	casualty and accident-related costs and insurance costs;

•	the turnover in Walmart's workforce and labor costs, including healthcare and other benefit costs;

•	changes in accounting estimates or judgments;

•	changes in existing tax, labor and other laws and changes in tax rates, trade restrictions and tariff rates;

•	the level of public assistance payments;

•	natural disasters, public health emergencies, civil disturbances, and terrorist attacks.

•	Walmart's expenditures for FCPA and other compliance related costs; and

•	developments in, the outcomes of and costs incurred in legal proceedings and investigations, including the FCPA investigation, to which Walmart is a party or in which Walmart is involved.

Such risks, uncertainties and factors also include the risks relating to Walmart's operations and financial performance discussed in Walmart's most recent annual report on Form 10-K filed with the SEC. You should read this release in conjunction with that annual report on Form 10-K and Walmart's subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. You should consider all of the risks, uncertainties and other factors identified above and in those SEC reports carefully when evaluating the forward-looking statements in this release. Walmart cannot assure you that the future results reflected in or implied by any such forward-looking statement will be realized or, even if substantially realized, will have the forecasted or expected consequences and effects for or on Walmart's operations or financial performance. Such forward-looking statements are made as of the date of this release, and Walmart undertakes no obligation to update such statements to reflect subsequent events or circumstances.

Wal-Mart Stores, Inc.
Reconciliation of and Other Information Regarding a Non-GAAP Financial Measure
(Unaudited)

The following information provides a reconciliation of a non-GAAP financial measure presented in the press release to which this reconciliation is attached to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measure presented in the press release that is calculated and presented in accordance with GAAP. A non-GAAP financial measure should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measure presented in the press release. The non-GAAP financial measure in the press release may differ from similar measures used by other companies.

Adjusted EPS Guidance
Adjusted EPS is considered a non-GAAP financial measure. Management believes that Adjusted EPS guidance for Fiscal 2017 is a meaningful metric to share with investors because that metric, which adjusts GAAP EPS guidance for a specific item recorded or expected to be recorded in the period, is the metric that best allows comparison of the expected performance for Fiscal 2017 to the performance for the comparable period. In addition, the metric affords investors a view of what management is forecasting for Walmart's core earnings performance for Fiscal 2017 and also affords investors the ability to make a more informed assessment of the core earnings performance for the comparable period.
The calculation of Adjusted EPS guidance for Fiscal 2017 set forth below adjusts GAAP EPS for the gain from the sale of Yihaodian in China.

Adjusted EPS Guidance - Fiscal 2017
Fiscal 2017
Diluted net income per share:

Adjusted EPS	$4.15 - $4.35

Adjustment - Gain from the sale of Yihaodian in China, net of tax	$0.14

GAAP EPS	$4.29 - $4.49

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